UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 9, 2014
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, Tulsa, OK		74135
(Address of Principal Executive Offices)		(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 9, 2014, the Board of Directors of Matrix Service Company (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, increased the size of the Board from six to seven members and appointed James H. Miller to serve as a member of the Board of Directors, to fill the resulting vacancy, for a term commencing on May 9, 2014 and expiring at the Annual Meeting of Stockholders of the Company in 2014 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns. The Board of Directors does not expect to appoint Mr. Miller to serve on any of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors.
As a non-employee director of the Company, Mr. Miller will receive the same compensation provided to all non-employee members of the Company’s Board of Directors. The compensation of non-employee directors of the Company is described in the Company’s proxy statement for the 2013 Annual Meeting under the caption “Director Compensation.”
There are no arrangements or understandings between Mr. Miller and any other persons pursuant to which Mr. Miller was named a director of the Company.
Effective as of December 21, 2013, the Company and two wholly-owned subsidiaries, Matrix North American Construction, Inc. (“U.S. Buyer”), and Matrix Canadian Holdings, Inc. (“Canadian Buyer” and, together with U.S. Buyer, the “Buyers”), completed the previously announced transaction contemplated by the Sale and Purchase Agreement (the “Purchase Agreement”), dated December 8, 2013, by and among the Company, the Buyers, Kvaerner AS, Kvaerner North American Construction Inc. (“KNAC Inc.” and, together with Kvaerner AS, the “Sellers”), and Kvaerner ASA to acquire the Sellers’ business of construction and maintenance services to the iron and steel, power generation, and industrial sectors in the U.S. and Canada, respectively (the “Acquisition”). The total purchase price for the Acquisition was $88.1 million. At the time of the Acquisition, Mr. Miller served as Executive Vice President - Americas for Kvaerner ASA, the Sellers’ parent company, and as an officer and director of Kvaerner ASA’s remaining U.S. subsidiaries. He continues to hold these positions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: May 15, 2014	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer